SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      August 24, 2005
MIDSOUTH BANCORP, INC

(Exact Name of Registrant as Specified in its Charter)

Louisiana	1-11826	72-1020809

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard
Lafayette, Louisiana 70501

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code   337-237-8343
N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant
     On August 18, 2005, the Audit Committee of the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP as its independent accountants and approved the appointment of Porter Keadle Moore, LLP (“PKM”) as the Company’s new independent accountants.
     In connection with the audits of each of the two fiscal years in the period ended December 31, 2004, and the subsequent interim period through August 18, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.
     The audit reports of Deloitte & Touche LLP on the consolidated financial statements of MidSouth Bancorp, Inc. and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
     The Company has requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
a.	Exhibits
16.	Letter of concurrence from Deloitte & Touch, LLC regarding change in certifying accountant, dated August 24, 2005, pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Date: August 24, 2005	By:	/s/ Teri S. Stelly
Teri S. Stelly
Chief Accounting Officer